Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANT


I consent to the inclusion in the Registration Statement, my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated April 22, 2003, and on my audit of the financial statements of Power Save International, Inc. for the years ended December 31, 2002 and 2001.

David T. Thomson, P.C.

/s/ David T. Thomson, P.C.

Salt Lake City, Utah
May 12, 2003
P.O. Box 571605 - Murray, Utah 84157 - (801) 966-9481